December 9, 1998


Members of the Financial Community:


Attached is a press release announcing the decision of Illinois Power Company's Board of Directors to exit the nuclear business and proceed with a quasi-reorganization that will affect reported 1998 financial results. Also included in the release are an update of the Company's securitization efforts and an affirmation of Illinova's growth strategy.

The Board's decisions to exit the nuclear business and to execute a quasi-reorganization are consistent with the strategy the Company has outlined over the past several months. While this decision is a significant financial milestone for the Company, we must still complete work on several important issues before finalizing the detailed accounting entries, including, most significantly, the size and amortization of a regulatory asset and the value of the Company's fossil generation. Future financial results will also be influenced by the specific exit strategy ultimately chosen by the Board and the timing of its implementation.

Please also note the attached invitation to attend one of two meetings to be hosted by Illinova next Wednesday, December 16, in New York.

Please contact Bob Schultz (217-424-8780), Eric Weekes (217-362-7635), Cindy Steward (217-362-7633), Greg Gudeman (217-424-8715) or me if you have any questions.

Sincerely,



/s/ Larry F. Altenbaumer
------------------------
Larry F. Altenbaumer

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